UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2002

SEABULK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28732 (Commission File Number)	65-0966399 (IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 5. Other Events and Regulation FD Disclosure

     On September 5, 2002, Seabulk International, Inc. (the “Company”) announced approval by its shareholders of the issuance of 12.5 million shares of common stock at $8.00 per share to a group of investors led by affiliates of DLJ Merchant Banking Partners III, L.P. and Carlyle/Riverstone Global Energy and Power Fund I, L.P. Proceeds from the transaction, totaling $100 million less applicable fees, will be used to pay down debt, provide working capital and for general corporate purposes. Closing of the transaction is expected within the next week.

     At a Special Meeting of Shareholders held for the specific purpose of approving the stock issuance and related items, shareholders also approved amendments to the Company’s Certificate of Incorporation that will:

•	increase the number of authorized shares of the Company’s common stock from 20,000,000 to 40,000,000,

•	remove the classification of the Board into three classes of Directors and provide for the annual election of all Directors, and

•	add a number of minority shareholder provisions.

     In connection with next week’s closing, the Company’s new investors have also agreed to purchase, for $8.00 per share, all of the Company’s common stock and common stock purchase warrants beneficially owned by accounts managed by Loomis, Sayles & Co., L.P., an SEC-registered investment advisor. These accounts currently hold approximately 5.2 million shares (excluding shares issuable upon exercise of warrants). Taken together, the two transactions (the stock issuance and the purchase of the Loomis shares) will give the new investors approximately 73% of the pro forma, fully diluted shares of the Company and majority representation on its Board of Directors.

Item 9. Regulation FD Disclosure

     The Company recently released the following statement from President and Chief Executive Officer of the Company, Gerhard E. Kurz, about the results of the September 5th Special Meeting of Shareholders:

     “Today’s action by our shareholders is an essential step in the recapitalization of the Company and paves the way for the completion of the transactions contemplated in our announcement of June 13,” commented President and Chief Executive Officer Gerhard E. Kurz. “These transactions include paying down our existing credit facility, redeeming all of our outstanding 12 1/2% Senior Secured Notes due 2007, and entering into a new $180 million credit facility with Fortis Capital Corp. and NIB Capital Bank N.V. The result will be a Company with reduced debt and the financial flexibility to pursue potential future growth opportunities.”

     This report includes “forward-looking” information. Forward-looking information includes any statements regarding our expected results of operations, business strategy, competitive position, growth opportunities, and management plans and objectives. Like any other business, we are subject to risks and other uncertainties that could cause our actual results to differ materially from any projections or that could cause other forward-looking information to prove incorrect. In addition to general economic and business risks, some of the specific risks to which our business is subject are (1) declines in oil or gas prices, which can lead to decreased offshore exploration and development activity and thus reduced demand for offshore support vessels, (2) increased construction of new offshore support vessels, which can cause oversupply in the market, (3) international political instability, which can lead to reductions in offshore activity, particularly in less developed regions, (4) fluctuations in weather, which can lead to declines in energy consumption and resulting declines in oil or gas prices, (5) changes in laws and regulations affecting the marine transportation industry, including any possible weakening of the Jones Act, which could result in increased competition from non-U.S. companies in our domestic offshore energy support, marine transportation and towing businesses, and (6) changes in environmental laws and regulations, including any possible weakening of the Oil Pollution Act of 1990, which could result in increased competition for the domestic transportation services provided by our modern double-hull fleet. Additional information regarding these and other factors affecting our business appears in our Reports on Form 10-K, Form 10-Q, Form 8-K and Schedule 14A that we have filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

	By:	/s/ ALAN R. TWAITS ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

September 5, 2002